    As filed with the Securities and Exchange Commission on February 6, 1997

                                                        Registration No. 2-63498
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 6
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------
                          THE STANDARD PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

              Ohio                                   33-0549970
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                2401 South Gulley Road, Dearborn, Michigan, 48124
               (Address of Principal Executive Offices)(Zip Code)
                                 ---------------

           THE STANDARD PRODUCTS COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                 ---------------
                               RICHARD N. JACOBSON
                                    Secretary
                          The Standard Products Company
                             2401 South Gulley Road
                            Dearborn, Michigan 48124
                     (Name and address of agent for service)

                                 (313) 561-1100
          (Telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title of                 Amount             Proposed                   Proposed                   Amount of
securities to            to be              maximum offering           maximum aggregate          registration
be registered            registered         price per share            offering price             fee
--------------------------------------------------------------------------------------------------------------
Common Shares
$1 par value             $100,000           $22.81(1)                  $2,281,000                 $691
==============================================================================================================

(1) Estimated in accordance with Rule 457 of the Securities Act of 1933 solely for the purpose of determining the registration fee. The fee with respect to 100,000 shares is based on $22.81 the average of the high and low sale prices on January 31, 1997, of the registrant's Common Shares as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The Common Shares registered by The Standard Products Company (the "Company") pursuant to this Registration Statement will be issued under The Standard Products Company Employee Stock Purchase Plan (formerly called the Monthly Investment Plan).

Item 3. Incorporation of Documents by Reference.

                  The documents listed in (a) through (d) below are incorporated by reference in the registration statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act since June 30, 1996, including the Form 10-Q for the quarter ended September 30, 1996;

                  (c) The information contained in the Company's Proxy Statement dated September 18, 1996 for its Annual Meeting of Shareholders held on October 22, 1996 that has been incorporated by reference in the 1996 Form 10-K and was filed with the Commission on Schedule 14A on September 18, 1996; and

                  (d) The description of the Company's Common Shares contained in a registration statement filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 6. Indemnification of Directors and Officers.

                  Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

                  Article VI, Section 1 of the Amended Code of Regulations, as amended, of the Company contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Amended Code of Regulations, as amended, provides for the indemnification of its officers, directors and employees, and officers, directors and employees of other corporations, partnerships, joint ventures, trusts or other enterprises serving at the request of the Company against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, including all appeals, to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either (1) by a majority vote of a quorum of disinterested directors of the Company, (2) by a majority vote of the shareholders of the Company, or (3) otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or other person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, he shall be indemnified against expense reasonably incurred in connection therewith. At present there are no claims, actions, suits or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

                  The Registrant is permitted by its Code of Regulations to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8. Exhibits.

Exhibit Number                 Description of Exhibit
--------------                 ----------------------

4(a)           The Standard Products Company Employee Stock Purchase Plan
               Brochure

4(b) Amended and Restated Articles of Incorporation of The Standard Products Company(1)

4(c)           Amended Code of Regulations of The Standard Products Company(2)

23(a)          Consent of Arthur Andersen LLP

24             Powers of Attorney (included at page II-5)


-------------
(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.



Item 9. Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on this 6th day of February, 1997.

                                             THE STANDARD PRODUCTS COMPANY


                                             By  /s/ James S. Reid, Jr.
                                                --------------------------------
                                                 James S. Reid, Jr. Chairman and
                                                 Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Sheley, Jr., Richard
N. Jacobson and R. Steven Kestner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed on February 6, 1997 by the following persons in the capacities indicated below.

             Signature                                   Title
             ---------                                   -----


         /s/ James S. Reid, Jr.             Director; Chairman and Chief
  ---------------------------------         Executive Officer
         James S. Reid, Jr.                 (Principal Executive Officer)


         /s/ Theodore K. Zampetis           Director; President and Chief
  ---------------------------------         Operating Officer
         Theodore K. Zampetis


         /s/ Donald R. Sheley, Jr.          Vice President, Finance
  ---------------------------------         and Chief Financial Officer
         Donald R. Sheley, Jr.


         /s/ Bernard J. Theisen             Corporate Controller
  ---------------------------------         (Principal Accounting Officer)
         Bernard J. Theisen


         /s/ James C. Baillie               Director
  ---------------------------------
         James C. Baillie

         /s/ Edward B. Brandon                                         Director
    -------------------------------
         Edward B. Brandon


         /s/ John Doddridge                                            Director
    -------------------------------
         John Doddridge


         /s/ John D. Drinko                                            Director
    -------------------------------
         John D. Drinko


         /s/ Curtis E. Moll                                            Director
    -------------------------------
         Curtis E. Moll


         /s/ Malcolm R. Myers                                          Director
    -------------------------------
         Malcolm R. Myers


         /s/ Leigh H. Perkins                                          Director
    -------------------------------
         Leigh H. Perkins


         /s/ Alfred M. Rankin, Jr.                                     Director
    -------------------------------
         Alfred M. Rankin, Jr.


                                                                       Director
    -------------------------------
         Alan E. Riedel


         /s/ John D. Sigel                                             Director
    -------------------------------
         John D. Sigel


         /s/ W. Hayden Thompson                                        Director
    -------------------------------
         W. Hayden Thompson

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER             EXHIBIT DESCRIPTION
------             -------------------

4(a)               The Standard Products Company Employee Stock Purchase Plan
                   Brochure

4(b) Amended and Restated Articles of Incorporation of The Standard Products Company(1)

4(c)               Amended Code of Regulations of The Standard Products Company
                   (2)

23(a)              Consent of Arthur Andersen LLP

24                 Powers of Attorney (included at page II-5)


--------------
(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.